TECOGEN INC.
RESTRICTED STOCK AWARD AGREEMENT

2022 STOCK INCENTIVE PLAN

Name of Participant:	_____________________________________ (“Participant”)
Number of Restricted Shares Covered by Restricted Stock Award:	_____________________________________
Grant Date:	______________, 20__ (“Grant Date”)

THIS RESTRICTED STOCK AWARD AGREEMENT (“Award Agreement”) is dated as of this __ day of _________, ____, by and between Tecogen Inc., a Delaware corporation (“Company”), and Participant set forth above. Unless otherwise defined herein, defined terms used in this Award Agreement shall have the meanings set forth in the Company’s 2022 Stock Incentive Plan (“Plan”).

1. Grant of Restricted Stock Award. Company hereby grants to the Participant on the Grant Date a restricted stock award (“Restricted Stock Award”) covering the number of shares of common stock, $.001 par value per share (“Common Stock”), of Company set forth above (“Restricted Shares”).

The specific terms and conditions of the Restricted Stock Award granted pursuant to this Award Agreement are set forth in the Plan, a copy of which is attached to this Award Agreement, the receipt of all of which Participant hereby acknowledges.

2. No Monetary Payment. Participant is not required to make any monetary payment (other than to satisfy the applicable tax withholding, if any, with respect to the issuance or vesting of the Restricted Shares) as a condition to receiving the Restricted Shares, the consideration for which shall be past services actually rendered or future services to be rendered to Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, Participant shall furnish consideration in the form of cash or past services rendered to Company or for its benefit having a value not less than the par value of Restricted Shares issued pursuant to the Restricted Stock Award.

3. Settlement of Restricted Stock Award. Upon each vesting of all or a specified portion of the Restricted Stock Award, Participant (or such other person entitled to receive payment pursuant to this Award Agreement) shall be entitled to receive from Company, Restricted Shares in an amount equal to the number of Restricted Stock Awards vesting on each vesting date.

4.    Vesting.

(a)    Except as otherwise provided in the Plan or this Award Agreement, the Restricted Stock Award shall vest and become exercisable as follows: _____________ of the Restricted Shares covered by the Restricted Stock Award shall vest on ________________; and _______________ of the Restricted Shares covered by the Restricted Stock Award shall vest on ________________; provided that, if Participant ceases to be an Employee or Director of Company by reason of his or her death or Disability, or if Participant dies within sixty (60) days of the termination of his or her employment or service, the

Restricted Shares covered by any unvested Restricted Stock Award shall vest on the date immediately preceding the date of such death or Disability. Vesting shall be subject to lapse or forfeiture as provided in the Plan and this Award Agreement.

(b)    Prior to vesting, the Restricted Shares relating to the Restricted Stock Award will be represented by a certificate held by the Secretary of Company, which certificate shall bear a restricted legend in accordance with Section 7.1(e) of the Plan, and when requested by Company, Participant shall execute and deliver to the Secretary the Assignment Separate from Certificate attached hereto as Exhibit A. Upon vesting of Restricted Shares covered by a Restricted Stock Award in accordance herewith, Company shall deliver certificates representing such vested Restricted Shares to Participant, his or her legal representative, heir, legatee or other beneficiary free of any such restricted legend.

5.    Term of Restricted Stock Award. The term of the Restricted Stock Award commences on the Grant Date and, subject to Section 4 above, expires on the earliest to occur of the following: (a) immediately upon the termination of Participant’s employment or service for any reason (other than death or Disability) whereupon any Restricted Shares the subject of an unvested Restricted Stock Award shall be forfeited, or (b) the vesting and the related settlement of Restricted Shares.

6.    Exercise of Restricted Stock Award. This Restricted Stock Award shall be deemed to be exercised upon each vesting and related Share settlement. This Restricted Stock Award may not be exercised for a fraction of a Share.

7. Non-Transferability of Restricted Stock Award. Participant may not assign, alienate, sell, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber any of the Restricted Shares prior to vesting otherwise than by will or by the laws of descent and distribution.

8.    Employment or Service Not Affected. Nothing in the Plan or this Award Agreement shall confer upon Participant the right to continue as an Employee or Director of Company or Subsidiary or affect any right which Company may have to terminate Participant’ employment.

9.    Withholding Tax. Participant shall pay to Company or make arrangements satisfactory to the Committee, when directed by Company, regarding payment of any Federal, state or local taxes of any kind required to be withheld in connection with Restricted Stock Award (including upon vesting of a Restricted Stock Award). Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind whatsoever otherwise due to Participant Federal, state and local taxes of any kind required by law to be withheld in connection with an Award.

10.    Election Under Section 83(b) of the Code.

(a)     Participant understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Restricted Shares and the fair market value of the Restricted Shares as of the date on which the Restricted Shares are “substantially vested,” within the meaning of Section 83. “Substantially vested,” in this context, means that the restrictions imposed on the Restricted Shares under this Award Agreement and the Plan have lapsed. Participant understands that if such restrictions are applicable to him or her he or she may elect to be taxed at the time the Restricted Shares are granted to him or her rather than when the restrictions expire by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date of grant and with his income tax return for the year in which the Section 83(b) election pertains. PARTICIPANT UNDERSTANDS THAT IT

IS THE SOLE RESPONSIBILITY OF PARTICIPANT (NOT THE RESPONSIBILITY OF COMPANY) TO FILE TIMELY THE ELECTION UNDER SECTION 83(b).

(b) Participant will notify Company in writing if Participant files an election pursuant to Section 83(b) of the Code.

11. Registration of Restricted Shares. Company intends to have an effective registration statement under the Securities Act of 1933, as amended (“Securities Act”), on file with the Securities and Exchange Commission with respect to the Restricted Shares subject of this Award. Company intends to maintain this registration but has no obligation to do so. If the registration statement ceases to be effective for any reason, Participant will not be able to transfer or sell Restricted Shares issued pursuant to this Award unless exemptions from registration under applicable securities laws are available. Participant agrees that any resale by him or her of the Restricted Shares issued pursuant to this Award Agreement will comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act and the Securities Exchange Act and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time). Company will not be obligated to issue the Restricted Shares or permit the resale thereof if such issuance or resale would violate any such requirements.

12. Lock-up. Participant agrees that, in connection with any underwritten public offering by Company of equity securities pursuant to a registration statement filed under the Securities Act, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any shares of Common Stock or other securities acquired hereunder without the prior written consent of Company or its underwriters, for such period of time from the effective date of such registration statement as may be requested by Company or its underwriters.

13. No Rights as Stockholders Until Restricted Shares Vested. Neither Participant, nor his or her heirs, legal representative or guardians shall be, or shall have any of the rights and privileges of, a stockholder of Company with respect to any Restricted Shares, in whole or in part, including with regard to voting, dividend, liquidation and other rights, before the date that the Restricted Shares are vested and the certificates for the shares are mailed to Participant.

14. Severability. In case any one or more of the provisions or part of a provision contained in this Award Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any jurisdiction or any other provision or part of a provision of this Award Agreement, but this Award Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

15. Entire Agreement; Amendment. This Award Agreement and the Plan contain the entire agreement between Company and Participant with respect to the subject matter hereof. Except to the extent set forth in the Plan, this Award Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

16. Assignability. This Award Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors, heirs, executors, administrators, legal representatives and permitted assigns.

17. Governing Law. To the extent Federal laws do not control, this Award Agreement shall be governed by, and construed and administered in accordance with, the laws of the State of Delaware, without regard to the conflict of law provisions of such state. The venue for any litigation related to the Plan or this Award Agreement will be in Middlesex County, Massachusetts.

18. Waiver and Further Agreement. A waiver of any breach of any term or condition of this Award Agreement shall not operate as a waiver of any other breach of such term or condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Award Agreement.

19. Headings of No Effect. The paragraph headings contained in this Award Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Award Agreement.

20. Counterparts. This Award Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

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IN WITNESS WHEREOF, this Award Agreement has been executed in duplicate on behalf of Company by its duly authorized officer, and by Participant in acceptance of the above-mentioned Restricted Stock Award, subject to the terms and conditions of the Plan and of this Award Agreement.

Dated: __________ TEOCGEN INC.

By: _____________________________________

Its: ______________________________________

Dated: __________ PARTICIPANT

__________________________________________

Name: ____________________________________

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to ______________________ or his, her or its designee(s) ________________ shares of common stock, $.001 par value per share, of Tecogen Inc., a Delaware corporation (“Corporation”), represented by Certificate No(s): ___________________ (or any successor certificates), standing in the name of the undersigned on the books of the Corporation. The undersigned hereby irrevocably appoint(s) the Secretary of the Corporation or the assistant secretary thereof to transfer the stock on the books of the Corporation with full power of substitution in the premises.

Dated: ________________________ Signature: __________________________________________
(Signature of registered holder or person completing stock power.)
Name: ______________________________________________

Social Security No. ___________________

Signature: __________________________________________
(Signature of joint holder.)

Name: ______________________